EXHIBIT 31.1

CERTIFICATION

I, Sal Perisano, certify that:

1.	I have reviewed this annual report on Form 10-K/A of iParty Corp.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	April 26, 2013	/s/ SAL PERISANO
Sal Perisano
Chairman of the Board and Chief Executive Officer